Exhibit 10.11


                      SUNTRUST BANK REIMBURSEMENT AGREEMENT

               This SunTrust Bank Reimbursement Agreement, dated as of the 1st day of October, 1996 (the "Agreement"), by and between HEICO AEROSPACE CORPORATION, a Florida corporation (the "Company"), and SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION (the "Bank"),


                              W I T N E S S E T H:

               WHEREAS, Broward County, Florida, a political subdivision of the State of Florida (the "Issuer") (i) is issuing $3,500,000 principal amount of Broward County, Florida, Industrial Development Revenue Bonds (HEICO Aerospace Corporation Project), Series 1996 (the "Bonds"), and (ii) is loaning the proceeds of the sale of the Bonds to the Company to finance the renovation, expansion, rehabilitation and equipping of the Company's existing facility for manufacturing aircraft parts (the "Project") on a tract of land located at 3000 Taft Street, Hollywood, Broward County, Florida, all pursuant to an Indenture of Trust, dated as of October 1, 1996 (the "Indenture"), between the Issuer and SunTrust Bank, Nature Coast, as trustee (the "Trustee"), and a Loan Agreement, dated as of October 1, 1996 (the "Loan Agreement"), between the Issuer and the Company; and

               WHEREAS, the Bonds are variable rate demand bonds that are convertible into fixed rate bonds at the option of the Company and otherwise in accordance with the Indenture; and

               WHEREAS, in order to provide liquidity and credit support for the Bonds and thereby to enhance the marketability thereof, the Issuer required, as a condition precedent to the issuance of the Bonds and the making of such loan to the Company, that the Company obtain and deliver to the Trustee for the benefit of the holders of the Bonds an irrevocable letter of credit to secure payment of the Bonds; and

               WHEREAS, the Company has requested the Bank, and the Bank has agreed, to issue its letter of credit in the form attached as Exhibit "A" (the "Letter of Credit"), in accordance with the terms and conditions of this Agreement, and in accordance with the terms of the Indenture; and

               WHEREAS, the Company has agreed to pay the Bank certain fees in connection with such Letter of Credit and to reimburse the Bank for all payments made by the Bank thereunder.

               NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Bank to issue the Letter of Credit, the parties hereto hereby agree as follows:


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               SECTION 1. DEFINITIONS. In addition to the defined terms in the preamble to this Agreement (capitalized terms not otherwise defined herein shall have the meanings provided in the Indenture), the following terms shall have the following meanings as used herein, unless the context otherwise requires:

               "ADA" means, collectively, the Americans with Disabilities Act of 1990 and the Florida Americans with Disabilities Accessibility Implementation Act.

               "ADA INDEMNITY" means the agreement to comply with the Americans with Disabilities Act of 1990 dated as of October 1, 1996, between the Company and the Bank.

               "A DRAWING" shall have the meaning specified in the Letter of Credit, which shall be a drawing in respect of the payment of the portion of the purchase price of Bonds corresponding to principal of the Bonds.

               "AGREEMENT" means this SunTrust Bank Reimbursement Agreement, including all exhibits, appendices and schedules hereto, by and between the Company and the Bank, as the same may be modified, amended, supplemented or extended from time to time.

               "B DRAWING" shall have the meaning specified in the Letter of Credit, which shall be a drawing in respect of the payment of principal of the Bonds.

               "BANK" means SunTrust Bank, South Florida, National Association, acting as issuer of the Letter of Credit.

               "BOND COUNSEL" means such nationally recognized bond counsel appointed by the Issuer.

               "BONDHOLDERS" means the registered owners of record of the Bonds as shown in the Bond registration books of the Issuer maintained by the Trustee.

               "BONDS" means the Broward County, Florida Industrial Development Revenue Bonds (HEICO Aerospace Corporation Project), Series 1996, and any bonds duly issued, in exchange or replacement therefor, including temporary bonds, if any, authorized under the Indenture.

               "BUSINESS DAY" means any day on which the corporate trust office of the Trustee and commercial banks located in Orlando, Florida, Fort Lauderdale, Florida and Atlanta, Georgia are required or permitted by law to be open for the purpose of conducting a commercial banking business.

               "C DRAWING" shall have the meaning specified in the Letter of Credit, which shall be a drawing in respect of the payment of interest, or the portion of the purchase price corresponding to interest, on the Bonds.

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               "CASH COLLATERAL ACCOUNT" means the Yield Restricted Cash
Collateral Account/HEICO Aerospace Corporation created pursuant to the Custodial Agreement.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations thereunder whether proposed, temporary or final, including regulations issued and proposed pursuant to the statutory predecessor of the Code, and, in addition, all official rulings and judicial determinations applicable under the Code and under the statutory predecessor of the Code and any successor provisions to the relevant provisions of the Code or regulations.

               "COMPANY" means HEICO Aerospace Corporation, a Florida corporation, and its successors and assigns.

               "COMPANY DOCUMENTS" means, collectively, the Indenture, the Loan Agreement, the Note, the Mortgage, the Remarketing Agreement, the Tender Agent Agreement, the Custodial Agreement, the Environmental Indemnity, the ADA Indemnity and the Bonds.

               "CONVERSION DATE" means the date on which the interest rate on the Bonds is converted from the Adjustable Rate to the Fixed Rate in accordance with the terms of the Indenture.

               "COSTS" means Cost as defined in the Loan Agreement.

               "CUSTODIAN" means SunTrust Bank, Central Florida, National Association, and any successor thereto acting as custodian of the Cash Collateral Account under the Custodial Agreement.

               "CUSTODIAL AGREEMENT" means that certain Custodial Agreement dated as of October 1, 1996, by and among the Company, the Bank and the Custodian.

               "DEBT" shall mean all interest-bearing indebtedness for money borrowed, purchase money mortgages or security agreements, capitalized leases, conditional sales contracts and similar title- retention instruments of indebtedness. "Debt" shall include both short- and long-term maturities of indebtedness.

               "DEFAULT" means any of the events specified in Section 8 herein, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnification Agreement dated as of October 1, 1996, from the Company to the Bank.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and all related provisions of the Code, as the same may be

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amended, supplemented or modified from time to time, together with all applicable rulings and regulations issued under the provisions of either of them.

               "ERISA Affiliate" means each trade or business (whether or not incorporated) which, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

               "EVENT OF DEFAULT" means any of the events specified in Section 8 herein provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "EXPIRATION DATE" means the date upon which the Bank's obligations under the Letter of Credit expire as set forth therein.

               "FIRST REIMBURSEMENT AGREEMENT" means the SunBank Reimbursement Agreement dated as of February 28, 1994, between the Company and the Bank (f/k/a SunBank/South Florida, National Association) related to the Issuer's Industrial Development Revenue Bonds (HEICO Corporation Project), Series 1988.

               "FIXED INTEREST RATE" means the interest rate applicable to the Bonds after the Conversion Date, established in accordance with Section 2.02(d) of the Indenture.

               "GAAP" means generally accepted accounting principles as defined by the Financial Accounting Standards Board as from time to time in effect that are consistently applied and, when used with respect to the Company, that are consistent with the accounting practice of the Company, reflected in the financial statements for the Company, with such changes as may be approved by an independent public accountant satisfactory to the Bank.

               "GUARANTORS" MEANS, collectively, Jet Avion Corporation, a Florida corporation, LPI Industries Corporation, a Florida corporation, Aircraft Technology, Inc., a Florida corporation, HEICO and HEICO-Newco, Inc., a Florida corporation.

               "GUARANTY" means each Unconditional Guarantee of Payment and Performance dated as of October 1, 1996, made by each Guarantor in favor of the Bank, executed and delivered to the Bank contemporaneously herewith, and "Guaranties" means all of such instruments collectively.

               "HAZARDOUS MATERIALS" means any petroleum product, and any hazardous, toxic or dangerous waste, substance or material defined as such in Hazardous Materials Law.

               "HAZARDOUS MATERIALS LAWS" means, collectively, all federal, state and local laws, ordinances or regulations, now or

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hereafter in effect, relating to environmental conditions or Hazardous
Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., (the "RCRA"), the Clean Air Act, 42 U.S.C. ss. 7401, et seq. (the "CAA"), the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 through 2929 (the "TSCA"), and all similar federal, state and local laws and ordinances, together with all regulations now or hereafter adopted, published or promulgated pursuant thereto.

               "HEICO" means HEICO Corporation, a Florida corporation.

               "INDENTURE" means the Indenture of Trust, dated as of October 1, 1996, between the Issuer and the Trustee pursuant to which the Bonds are issued.

               "INTEREST COMPONENT" means that portion of the Stated Amount of a Letter of Credit equal to the sum of 50 days' interest on the series of Bonds secured by such Letter of Credit, computed at the rate of 13% per annum, notwithstanding the actual rates of interest borne by the Bonds.

               "INTEREST RATE" means 2% over the Prime Rate, adjusted daily with any change in the Prime Rate, based on a year containing 360 days, for the actual number of days elapsed.

               "ISSUER" means Broward County, Florida, as issuer of the Bonds.

               "LEGAL REQUIREMENTS" means (i) any and all present and future judicial decisions, statutes, rulings, directions, rules, regulations, permits, certificates, ordinances or other requirements of any governmental or public entity of in any way applicable to the Company or the Project, including, without limitation, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (ii) the Company's presently or subsequently effective Bylaws and Certificate of Incorporation, and
(iii) any and all terms, provisions and conditions of any and all leases, indentures and other contracts (written or oral) of any nature applicable to or binding on the Project or the Company, including, without limitation, any lease or other contract pursuant to which the Company is granted a possessory interest in the Project.

               "LETTER OF CREDIt" means the direct draw irrevocable letter of credit issued by the Bank for the account of the Company to secure payment of the principal of and interest on the Bonds prior to the Conversion Date, in the form set forth in Exhibit "A" hereto, executed and delivered by the Bank contemporaneously herewith, and all extensions thereof.

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               "Lien" means, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

               "LOAN AGREEMENT" means the Loan Agreement, dated as of October 1, 1996, between the Issuer and the Company.

               "MAXIMUM INTEREST RATE" means the maximum interest rate permitted by applicable law.

               "MORTGAGE" means the Mortgage and Security Agreement dated as of October 1, 1996, executed by the Company, as mortgagor, in favor of the Bank and the Issuer, as mortgagees.

               "1988 BONDS" means the Broward County, Florida Industrial Development Revenue Bonds (HEICO Corporation Project), Series 1988.

               "NOTE" means the Promissory Note from the Company to the Issuer dated October 18, 1996 in the principal amount of $3,500,000.

               "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

               "PAYMENT OBLIGATIONS" means all amounts payable by the Company to the Bank under Section 2 or any other provision hereof.

               "PERMITTED ENCUMBRANCES" shall have the meaning ascribed thereto in the Mortgage.

               "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any agency or political subdivision thereof.

               "PLAN" means any plan of a type described in Section 402 1(a) of ERISA which may be established or maintained by the Company in respect of which the Company or an ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

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               "PLEDGE AGREEMENT" means the Pledge and Security Agreement dated as of October 1, 1996 by and between the Company and the Bank, and any amendments and supplements thereto.

               "PLEDGED BONDS" means all Bonds that have been purchased with proceeds from a draw on the Letter of Credit, for which the Bank has not been reimbursed in accordance with this Agreement and which have been pledged to the Bank under the terms of the Pledge Agreement.

               "PRIME RATE" means the annual interest rate announced by SunTrust Banks of Florida, Inc. from time to time as its Prime Rate, which interest rate is only a benchmark, is purely discretionary, and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary of SunTrust Banks of Florida, Inc.

               "PROJECT" means the renovation, expansion, rehabilitation and equipping of the Company's existing facility for manufacturing aerospace and defense parts on a tract of land located at 3000 Taft Street, Hollywood, Broward County, Florida, as more particularly described in Exhibit A to the Loan Agreement, including all fixtures therein and all equipment, machinery and other personalty financed with proceeds of the Bonds, all as described in the Loan Agreement.

               "RELATED DOCUMENTS" means, collectively, the Letter of Credit, this Agreement, the Guaranties, the Pledge Agreement, the Tender Agent Agreement and any other agreement or instrument, relating to any of the above.

               "REMARKETING AGREEMENT" means the Remarketing Agreement dated as of October 1, 1996 between the Company and the Remarketing Agent.

               "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

               "SECOND MORTGAGE" means the Second Mortgage and Security Agreement dated as of February 28, 1994, from the Company to the Bank.

               "STATED AMOUNT" shall have the meaning ascribed thereto in the Letter of Credit.

               "SUBSIDIARY" means any corporation of which more than fifty percent (50%) of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Company or HEICO.

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               "SUNTRUST BANK LOAN AGREEMENT" collectively means the Loan
Agreement among the Bank, HEICO and the Company, dated as of February 28, 1994, as amended by a First Amendment to Loan Agreement and Reaffirmation Agreement dated as of October 13, 1994, a Second Amendment to Loan Agreement dated as of March 1, 1995, and any further modifications, amendments or supplements thereto, or any successor document pursuant to which the Bank makes available to the Company and/or HEICO or any Subsidiary a line of credit.

               "TRUSTEE" means SunTrust Bank, Nature Coast, as Trustee under the Indenture.

               Each accounting term not defined herein, and each accounting term partly defined herein to the extent not completely defined, shall have the meaning given to it under GAAP.

               SECTION 2. APPLICATION, REIMBURSEMENT AND OTHER PAYMENTS.

               (a) The Company hereby applies to the Bank for, and authorizes and instructs the Bank to issue, the Letter of Credit in the amount of the Stated Amount. The Principal Component shall not exceed $3,500,000, and the Interest Component shall be an amount equal to 50 days' interest on the Bonds, computed at a rate of 13% per annum, notwithstanding the actual rate borne from time to time by the Bonds.

               (b) The amount available under the Letter of Credit shall be reduced and reinstated as described in the Letter of Credit.

               (c) The Company hereby agrees to pay, or to cause to be paid, to the Bank

               (i) on the date that any amount is drawn and paid under the Letter of Credit under a B Drawing or a C Drawing, a sum equal to such amount drawn;

               (ii) in the event any Bonds are purchased pursuant to an A Drawing under the Letter of Credit pursuant to Sections 2.02(c), 4.01,
        4.02 or 4.04 of the Indenture, on a date no later than the earlier of ninety (90) days after the date such drawing is made or the date the Letter of Credit expires, a sum equal to such amount drawn and paid, and in the event any Bonds are purchased pursuant to an A Drawing under the Letter of Credit pursuant to Section 3.08 of the Indenture, on the date of such draw, a sum equal to such amount drawn;

               (iii) upon each transfer of the Letter of Credit in accordance with its terms to a successor Trustee under the Indenture, in addition to a fee of $1,500, a sum in such amount as shall be necessary to cover the transfer fee, costs

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        and expenses of the Bank incurred in connection with such transfer;

               (iv) on demand, any amount that is paid by the Bank in connection with its exercise of its discretionary rights pursuant to Sections 9(b) and 9(c) of this Agreement;

               (v) on demand, interest on any and all amounts unpaid by the Company when due hereunder from the date such amounts become due until payment in full, at the Interest Rate;

               (vi) with respect to a drawing under the Letter of Credit referred to in subparagraph (ii) above, if the amount of such drawing is not due and payable immediately, monthly interest on the first day of each month on unreimbursed amounts outstanding from the date of the drawing to the date the Bank receives reimbursement in full of the amount of any such drawing at the Prime Rate; provided, however, that with respect to all drawings referred to in subparagraph (ii) above, from and after such time as such unreimbursed drawings become due, interest thereon shall accrue at the Interest Rate and shall be payable on demand;

               (vii) on demand, any and all expenses incurred by the Bank Bank (including, without limitation, reasonable attorneys' fees) in enforcing any rights under this Agreement;

               (viii) the Company shall be permitted to treat as a credit against the interest payable pursuant to clause (c)(vi) above, any payments of interest received by the Bank in respect of Pledged Bonds delivered to the Bank pursuant to the Pledge Agreement which payments do not constitute the proceeds of a draw upon the Letter of Credit;

               (ix) on the date hereof, a commitment fee of one-half of one percent (0.50%) of the initial Stated Amount of the Letter of Credit (less any portion of such commitment fee already paid by the Company to the Bank);

               (x) commencing on the date hereof, and continuing on the first day of each month hereafter during the term of the Letter of Credit, a fee equal to one twelfth (1/12) of the annual fee of one percent (1%) of the excess, if any, of the Stated Amount of the Letter of Credit over the balance in the Cash Collateral Account on the date of payment of such fee;

               (xi) Company will timely pay or cause to be paid the sums due under Section 25 hereof at the times required thereby; and

               (xii) a standard negotiation and reinstatement fee in the amount of $100 for each draw (whether for principal, interest

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        or purchase price of Bonds) on the Letter of Credit, payable at the time of each draw upon the Letter of Credit.

               (d) If any change in any law or regulation or in the interpretation thereof, as the same may be applied by any court or administrative or governmental authority charged with the administration thereof, or any change shall occur in generally accepted accounting principles which shall be mandated and not optionally elected by Bank, shall either (i) impose, modify or deem applicable any reserve, capital adequacy, special deposit or similar requirement against letters of credit issued by the Bank similar in form, type, purpose or amount to the Letter of Credit or (ii) impose on the Bank any other condition relating, either directly or indirectly, to this Agreement or the Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in costs may be the result of the Bank's reasonable pro rata allocation of the aggregate of such cost increases resulting from such events), then, (A) the Bank shall so notify the Company and (B) upon receipt of such notice from the Bank, the Company shall immediately pay to the Bank all additional amounts which are necessary to compensate the Bank for such increased cost incurred or to be incurred by the Bank. All payments of increased costs shall be accompanied by interest thereon from the date of notice of such change until payment in full thereof at the Interest Rate. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in clause (i) or (ii) above showing the manner of calculation thereof shall be submitted by the Bank to the Company and shall be conclusive (absent manifest error) as to the amount thereof. In determining the amount of any increased costs, the Bank may use any reasonable averaging and attribution methods.

               (e) If, after the date of this Agreement, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital, on this credit facility or otherwise, as a consequence of its obligations hereunder and under the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank, the Company hereby agrees to pay the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation

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under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error and notice shall be furnished to the Company and shall be conclusive (absent manifest error) as to the amount thereof. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

               (f) The Company hereby agrees to pay to the Bank, on demand, any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit, and any and all expenses, including, without limitation, reasonable attorneys' fees and disbursements of counsel for the Bank incurred or paid by the Bank in connection with (i) the preparation and negotiation of this Agreement and the instruments referred to herein; (ii) the closing of the transactions contemplated hereby; (iii) protecting or collecting the Company's indebtedness to the Bank under this Agreement; (iv) foreclosing against or otherwise enforcing any collateral security therefor; (v) inspection of the Project by the Bank or its agents in connection with clauses (iii) and
(iv) of this paragraph; (vi) the exercising by the Bank of its discretion- ary rights pursuant to Section 9 of this Agreement; (vii) any and all claims, damages, losses or liabilities of the Bank for which the Company has agreed to indemnify the Bank pursuant to Sections 6(e), 6(ll), 6(mm) and 13 hereof; and
(viii) protecting, exercising or enforcing any or all of the Bank's rights and remedies under this Agreement, including without limitation in connection with any reorganization, insolvency or bankruptcy proceeding affecting the Company, any of the Guarantors or any of the properties of any of the foregoing.

               (g) All payments to the Bank by the Company hereunder shall be made in lawful currency of the United States to the account of the Bank at its office at SunTrust Bank, South Florida, National Association, 501 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, Attention: Corporate Banking Division, by 2:00 p.m. Fort Lauderdale, Florida time on the date such payment is due in immediately available funds. Funds received after such time shall be deemed received on the next succeeding Business Day. Overdue payments shall bear interest at the Interest Rate. Interest payable hereunder shall be computed on the basis of a 360-day year, actual number of days elapsed.

               (h) Upon receipt of a disbursement of money from the Trustee in conjunction with a certification from the Trustee that money sufficient to pay all principal of and interest on the Bonds are on deposit with the Trustee and that all claims against the Issuer under the Indenture have been satisfied or adequate provision has been made for the payment of all such claims, the Bank shall apply all money so received:

               (i) First, to the Payment Obligations of the Company under this Agreement;

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            (ii)      Second, to meet any other amounts owed by the Company
        to the Bank under this Agreement;

           (iii) Third, to meet any other amounts owed by the Company to the Bank under any other Related Document; and

            (iv) Lastly, to the extent remaining, as a disbursement to the Company.

               No money shall be distributed to the Company pursuant to this
        Section 2(h) prior to the Expiration Date.

               (i) As security for the payment of the obligations of the Company pursuant to clause (c)(ii) above, and all interest on any amounts payable thereunder, the Company will pledge to the Bank, and grant to the Bank a security interest in, its right, title and interest in and to Bonds delivered to the Bank in connection with A Drawings pursuant to the Pledge Agreement.

               (j) After any C Drawing, the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to payment of interest, or the portion of Purchase Price of the Bonds corresponding to interest, on the Bonds will automatically be reinstated up to the total amount specified therein, upon the terms and conditions set forth in the Letter of Credit. Upon release by or on behalf of the Bank of any Pledged Bonds, the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to payment of the principal, or the portion of Purchase Price of the Bonds corresponding to principal, of such Bonds will be automatically reinstated up to the total amount specified therein upon the terms and conditions set forth in the Letter of Credit.

               SECTION 3. CONDITIONS PRECEDENT TO THE ISSUANCE OF THE LETTER OF CREDIT. The Bank's obligation to issue the Letter of Credit is subject to the fulfillment of each of the following conditions precedent:

               (a) On the date of issuance of the Letter of Credit and after giving effect to the issuance of the Letter of Credit, there shall exist no Default or Event of Default.

               (b) On the date of issuance of the Letter of Credit and after giving effect to the issuance of the Letter of Credit, all representations and warranties of the Company contained herein, in the Company Documents or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such date.

               (c) The Bank shall have received the following, all of which shall be in form and substance satisfactory to the Bank:

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               (i) certified copies of all approvals, authorizations and
        consents of any trustee or holder of any indebtedness or obligation of the Company or any other Person necessary for the Company to enter into this Agreement;

               (ii) the opinion of Weil, Gotshal & Manges LLP, counsel to the Company, addressing such matters, and in such form, as the Bank may reasonably request;

               (iii) evidence satisfactory to the Bank of any local government approvals which may be required in connection with the transactions contemplated hereby;

               (iv) a copy of the Company's Certificate of Incorporation and Bylaws;

               (v) certified resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Mortgage and those Company Documents to which the Company is a party and approving the form and content of the Letter of Credit;

               (vi) certificates of officers of the Company certifying the name and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder;

               (vii) an executed copy of each Guaranty;

               (viii) certified resolutions of the Board of Directors or the Executive Committee of the Board of Directors of each Guarantor authorizing the execution, delivery and performance by such Guarantor of the applicable Guaranty;

               (ix) an executed copy of each Company Document and Related Document;

               (x) satisfaction of all other conditions of the Indenture and any other conditions required by Bond Counsel, counsel to the Company or Bank's counsel; and

               (xi) such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates or executed copies thereof) or opinions as the Bank may reasonably request.

               (c) No change shall have occurred in any law or regulation thereunder or interpretation thereof which in the opinion of counsel for the Bank would make it illegal for the Bank to issue the Letter of Credit as provided herein.

               SECTION 4. OBLIGATIONS OF THE COMPANY. (a) The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) any lack of validity or enforceability of the Company Documents or Related Documents;

               (ii) any amendment or waiver of or any consent to departure from all or any of the Company Documents or Related Documents;

               (iii) the existence of any claim, set-off, defense or other rights which the Company may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with this Agreement, any Company Documents, any Related Document or any unrelated transaction;

               (iv) any breach of contract or other dispute between the Company and the Trustee, any beneficiary or any transferee of the Letter of Credit, the Issuer, the holders of the Bonds, the Bank or any other person or entity;

               (v) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, unauthorized, invalid or any statement therein being untrue or inaccurate in any material respect whatsoever;

               (vi) any delay, extension of time, renewal, compromise, or other indulgence or modification granted or agreed to by the Bank, with or without notice to or approval by the Company, in respect of any of the Company's indebtedness or Payment Obligations to the Bank under this Agreement; or

               (b) The Bank shall not be obligated to issue any further credits, to cure any Defaults hereunder or defaults under the Company Documents, or in any other manner to extend any financial consideration to the Company. The Company understands and agrees that no payment by it under any other agreement, whether voluntary or involuntary or pursuant to court order or otherwise, shall constitute a defense to the several obligations hereunder except to the extent that the Bank has been indefeasibly paid in full.

               SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the date hereof as follows:

               (a) ORGANIZATION, STANDING, CORPORATE POWER, ETC. It is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has corporate power and authority to own its properties and to carry on its business as now being conducted, in every jurisdiction where it is conducting its business, and has corporate power and authority to execute, deliver and perform the Company Documents and the Related Documents to which it is a party.

               (b) AUTHORIZATION. The execution, delivery and performance by the Company of the Company Documents and the Related Documents to which it is a party:

               (i) have been duly authorized by all requisite corporate action, and do not require any consent or approval of any other Person, including, without limitation, the stockholders or creditors of the Company, which has not otherwise been obtained;

               (ii) will not violate any Legal Requirements or any provision of law, rule or regulation, or the articles of incorporation or by-laws, as amended to the date hereof, of the Company;

               (iii) will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement and other instrument to which the Company is a party or by which the Company, or any of its properties, is bound, or any order, writ, injunction, decree or award of any court or governmental institution; and

               (iv) will, when executed and delivered for value, be valid and binding obligations of the Company.

               (c) LITIGATION. Except as set forth in the footnotes to the Company's financial statements for the fiscal year ended October 31, 1995, there are no actions, suits or proceedings pending, or to the knowledge of the Company or any Guarantor, threatened against or adversely affecting them, or any of them, at law or in equity or before or by any federal agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated, or the possibility of any judgment or liability which is likely to result in any material and adverse change in the business, operations, prospects, properties or assets, or in the condition, financial or otherwise, of the Company or the Guarantors, taken as a whole. Neither the Company nor any Guarantor, is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, or federal, state, municipal or other governmental department.

               (d) FINANCIAL STATEMENTs. The Company heretofore has furnished to Bank balance sheets, income statements, and other financial information which are, to the best of its knowledge, correct and complete, and accurately present the financial condition and the results of the operations of the Company and the Guarantors on a consolidated basis as of the dates and for the periods indicated up to and including October 31, 1995, and said financial statements show all known direct liabilities or contingent material liabilities as of the dates thereof, and have been prepared in accordance with GAAP on a consolidated basis and consistently applied. Since the date of the furnishing of the most recent financial statements, there has been no material adverse change in the financial or other condition of the Company and the Guarantors, taken as a whole.

               (e) TAXES. The Company and each Guarantor have filed, or caused to be filed, all federal and state tax returns which, to the knowledge of the respective officers thereof, are required to be filed in accordance with any Legal Requirements, and has paid or caused to be paid, all taxes as shown on said returns or on any assessments received by it and not being contested in good faith, to the extent that such taxes have become due.

               (f) BURDENSOME RESTRICTIONS. Except as are reflected on the most recent financial statements furnished to the Bank, neither the Company nor any Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restrictions materially adversely affecting its business, properties or assets, operations or condition, financial or otherwise.

               (g) PROPERTY AND ASSETS. The Company and each Guarantor has good and marketable title to all the property and assets reflected on the most recent consolidated financial statement furnished to the Bank, except such as have been disposed of in the ordinary course of business since the date of said financial statement, and all such property and assets are free and clear of any Liens, except Liens for taxes not yet due, Liens on personal or real property as reflected in the most recent audited financial statement furnished to the Bank, Permitted Encumbrances, and except for those Liens, if any, on properties acquired subsequent to said statement until the date of this Agreement.

               (h) ENFORCEABILITY. (i) This Agreement and each of the Company Documents and the Related Documents to which the Company is a party, when delivered, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and (ii) each Guaranty when delivered hereunder, will constitute the legal, valid and binding obligation of the applicable Guarantor executing the same, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

               (i) DEFAULT. Neither the Company nor any Guarantor is in default in any respect under, or with respect to any material contract, agreement or other instrument to which it is a party or by which it or its assets may be bound, and no Default or Event of Default has occurred and is continuing.

               (j) REGULATIONS G, X and U. Neither the Company nor any Guarantor is engaged nor will engage principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, X or U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or would be inconsistent with, the provisions of any regulations of such Board of Governors, and the execution, delivery and performance of this Agreement and the use of the proceeds of the Bonds or any extension of credit hereunder do not and will not constitute a violation of such regulations. Upon request, the Company will furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

               (k) ERISA. (i) The Plans maintained by the Company and/or the Guarantors or any of them and all ERISA Affiliates, if any, comply with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code. No Reportable Event has occurred and is outstanding with respect to any Plan(s).

            (ii) Each Plan has at all times been maintained by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a materially adverse effect on the Company, or upon its financial condition, assets, business, operations, liabilities or prospects;

           (iii) The Company is not currently or will not become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a materially adverse effect on the Company, or upon its financial condition, assets, business, operations, liabilities or prospects; and

            (iv) The Company and each ERISA Affiliate have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law and (B) required to be paid as expenses of each Plan. No Plan has or would have an "amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of this date.

               (l) APPROVALS. No consent of any person and no authori- zation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the valid or due execution, delivery and performance by the Company of this Agreement, any Company Document or any Related Document to which the Company is a party, other than such consents, authorizations, approvals or actions as have already been obtained or which cannot be obtained on the date hereof and are not required to be obtained on the date hereof. The Company is in compliance with all of the terms and conditions of each such consent, authorization, approval or action already obtained, has applied for each such consent, authorization, approval or action that may be applied for at this time and has met or has made provisions adequate for meeting all requirements for each such consent, authorization, approval or action not yet obtained.

               (m) PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any Guarantor is (i) a "holding company," or (ii) a "subsidiary company" of a "holding company," or (iii) an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (n) INFORMATION. No certificate, report or other paper furnished by the Company or a Guarantor to the Bank or any other Person in connection with this Agreement, the Company Documents or the Related Documents contains as of its effective date any material misstatement of fact or fails to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of such date, and all of the information contained therein is true, accurate and complete in all material respects as of such date.

               (o) NOT AN INVESTMENT COMPANY. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (p) ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all federal, state and local environmental laws, rules, regulations, ordinances and other Legal Requirements including, without limitation, all Hazardous Materials Laws.

               (q) HAZARDOUS SUBSTANCES. The site of the Project has not in the past been used and is not presently being used for the handling, storage, transportation or disposal of Hazardous Materials or toxic materials in contravention of applicable state, federal or local law or regulation nor have such materials ever been present on the Property in contravention of applicable state, federal or local law or regulation.

               SECTION 6. AFFIRMATIVE AND NEGATIVE COVENANTS OF THE COMPANY. Until the payment in full of any and all amounts due and owing or payable to the Bank hereunder and the expiration or termination of the Letter of Credit, the Company shall abide by (and shall cause the Guarantors to abide by) all of the following affirmative and negative covenants:

               (a) The Company and each of the Guarantors shall do, or cause to be done, all of the things necessary to preserve, renew and keep in full force and effect, their corporate existence and their rights, licenses and permits which are necessary for the operation of their respective businesses and shall comply with all laws applicable to them, operate their respective businesses as in a proper and efficient manner, and substantially as presently operated or proposed to be operated, and at all times shall maintain, except as otherwise previously disclosed in writing to Bank, preserve and protect all franchises and trade names and preserve all property used or useful in the conduct of their businesses, and keep the same in good repair, working order and condition, and from time to time make or cause to be made any needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

               (b) The Company and Guarantors shall at all times maintain true and correct books and records and shall keep their books and records in accordance with GAAP, and shall furnish to Bank such financial statements as may be required by Bank on a yearly and interim basis as set forth in this Agreement.

               (c) The Company and Guarantors shall properly pay and discharge
(a) all taxes, assessments and governmental charges upon or against the Company, a Guarantor or the assets of any of them prior to the date on which penalties are attached thereto, unless, and to the extent, such taxes are being diligently contested in good faith by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Company or a Guarantor, unless and to the extent only that the same are transferred to bond, being diligently contested in good faith, and by appropriate proceedings and appropriate reserves therefor have been established.

               (d) The Company shall, at its sole cost and expense, comply with all of the insurance requirements set forth in this Agreement, the Mortgage and the Loan Agreement throughout the term of the Letter of Credit.

               (e) In connection with any claims or lawsuits brought by third parties in connection with the Letter of Credit or this Agreement, any Company Document or any Related Document, the Company shall and does indemnify and save harmless the Bank from any and all loss, liabilities, costs, charges or damages of whatsoever kind and from any suits, claims, actions or demands, including, without limitation, the Bank's reasonable legal fees and expenses, at all trial and appellate levels, on account of any matter or thing arising out of this Agreement, any Company Document or any Related Document, or in connection herewith or therewith, or on account of any act or omission to act by Company in connection with this Agreement, the Letter of Credit, any Company Document or any Related Document, challenge the validity of any of the above referred to instruments, it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in, related to or arising out of the issuance of the Letter of Credit, all of which risks are hereby assumed by the Company, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts and omissions, herein called "Government Acts"); excepting for gross negligence or willful misconduct on the part of the Bank or the violation by the Bank of any state or federal laws or regulations governing national banking associations. The Company further agrees to pay any and all taxes (other than taxes on or measured by net income of the Bank) incurred or payable in connection with, related to or arising out of the execution and delivery of this Agreement or the Letter of Credit. The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any draft under the Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Bank.

               The Company further agrees to indemnify, protect and hold harmless the Bank and all successors and assigns of the Bank (whether following the foreclosure of the Mortgage or otherwise) from and against any and all damages, losses, cleanup costs, liabilities, disabilities, fines, penalties, costs or expenses (including reasonable attorneys' and paralegals' fees and expenses) incurred or to be incurred, whether absolute, fixed or contingent, civil or criminal, and whether arising under federal, state or local law, incurred or to be incurred (i) in connection with the handling, storage, transportation or disposal by anyone (other than the Bank or its successors or assigns) of (A) Hazardous Materials, (B) "hazardous waste," as defined in the Resource Conservation and Recovery Act and Section 403.703(21, FLORIDA STATUTES,
(C) "hazardous substance," as defined in the Comprehensive Environmental

Response, Compensation and Liability Act, and/or (D) petroleum products or by-products or natural gas, or (ii) otherwise on account of any violation by the Company of the Hazardous Materials Laws.

               The obligations under this paragraph (e) shall survive expiration of or satisfaction of the Letter of Credit and this Agreement.

               (f) The Bank shall have the right, from time to time hereafter and until the expiration of the Letter of Credit, to publicize and advertise in any manner the Bank's participation as lender in connection with the Letter of Credit, with the prior written consent of the Company, which consent shall not be unreasonably withheld.

               (g) The Company shall: (a) make full and timely payments of all amounts due and owing under this Agreement, including, without limitation, the Payment Obligations; (b) duly comply with all of the terms and covenants contained in each of the Company Documents to which the Company is a party; and
(c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement and the Mortgage as valid and perfected liens and security interests on the property intended to be covered thereby.

               (h) The Company shall promptly notify the Bank upon the commencement of any action, suit or claim or counter-claim or proceeding against or investigation of Company or any Guarantor involving claims in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate.

               (i) The Company shall promptly notify the Bank in writing of (a) any extraordinary material assessments against the Company or the Guarantors or any of them by any taxing authorities for unpaid taxes as soon as Company has knowledge thereof; and, (b) any alleged default by Company or a Guarantor in the performance of any of the terms and conditions contained in any agreement, mortgage or indenture or instrument to which the Company or the Guarantors or any of them is a party, or, which is binding upon Company or the Guarantors or any of them, which would materially affect the business operation of the Company or Guarantors or any of them, and upon any default by Company or the Guarantors or any of them in the payment of any of its indebtedness, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

               (j) The Company shall pay or caused to be paid all indebtedness and obligations which, if not paid, would have a material adverse affect on the business operation of the Company or any of the Guarantors, promptly and in accordance with their respective terms and timely comply with all applicable laws and governmental rules and regulations.

               (k) The Company shall give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, the outcome of which might materially adversely affect the operations or financial condition of the Company or adversely affect the ability of any Guarantor to perform under its Guaranty.

               (l) The Company shall give the Bank prompt written notice of any Default or Event of Default hereunder, or any default or event of default with respect to its or any Guarantor's obligations under any of the other Company Documents or any Related Documents to which it is a party, indicating the nature and status thereof and the action which the Company proposes to take or cause to be taken with respect thereto.

               (m) The Company shall give the Bank prompt written notice of the organization of a Subsidiary, as well as such other information in respect thereof as the Bank may reasonably request.

               (n) The Company or a Guarantor shall not directly or indirectly engage in any business activity which would represent a material change from the kind of business activity currently engaged in by it, which would have a substantial and material affect on the Company's or such Guarantor's business, without the prior written consent of the Bank, which shall be in the Bank's sole discretion.

               (o) The Company shall not, upon the occurrence of an Event of Default or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, as well as during the continuance thereof, (1) declare any dividend or make any other distribution with respect to its stock (whether by reduction of capital or otherwise), or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any shares of its common stock or warrants or options to purchase any shares of its common stock; or (2) declare dividends or make any other distribution with respect to its stock (whether by reduction of capital or otherwise).

               (p) The Company shall not change its independent public accountants without the prior written consent of the Bank unless to independent public accountants of stature and national prominence substantially equal to that of the firm presently employed by the Company.

               (q) The Company shall provide to the Bank consolidated annual audited financial statements of Company and all Guarantors and all Subsidiaries, in form and substance acceptable to the Bank, prepared in accordance with GAAP, and accompanied by an unqualified opinion of an independent certified public accountant acceptable to the Bank, within one hundred twenty (120) days following the end of each fiscal year of Company. Additionally, HEICO shall provide to the Bank copies of consolidated annual tax returns within fifteen (15) days of filing of the same, unless such returns shall not be prepared on a consolidated basis, in which case HEICO and each of its Subsidiaries shall provide their annual tax returns within fifteen (15) days of filing.

               (r) The Company shall provide to the Bank all Form 10-Q statements filed by the Company and each Guarantor, as applicable, with the Securities and Exchange Commission and all quarterly public or published financial statements or information of the Company and all Guarantors, within sixty (60) days of the end of each of the first three quarters of each fiscal year of Company and each Guarantor, as applicable.

               (s) The Company shall provide to the Bank all Form 10-K statements filed by Company and each Guarantor, as applicable, with the Securities and Exchange Commission, within one hundred twenty (120) days following the end of each fiscal year of Company and each Guarantor, as applicable.

               (t) The Company shall provide to the Bank within sixty (60) days after the expiration of each quarter of each fiscal year, a certificate executed by the chief executive officer or chief financial officer of the Company that no Default exists under this Agreement and that no default by the Company exists under any Company Documents, the Related Documents or any other material obligation of the Company or any Guarantor to the Bank.

               (u) The Company shall provide the Bank with reasonable promptness any other financial information or documents that the Bank shall reasonably request.

               (v) The Company shall maintain its principal operating accounts with the Bank during the term of the Letter of Credit. The parties acknowledge that the Bank has no right of set-off against the accounts.

               (w) There shall be no merger, consolidation or reorganization of Company or any Guarantor without the Bank's prior written consent, which consent may be withheld in the Bank's sole discretion; provided, however, that this paragraph shall not prohibit the merger or consolidation of the Company with one or more Guarantors or of one or more Guarantors with each other, but the Company may not transfer substantially all of its assets to HEICO-Newco, Inc.

               (x) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain a minimum tangible net worth of $9,600,000 at all times during the term of the Letter of Credit.

               (y) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain a minimum net worth of $30,000,000.00 at all times during the term of the Letter of Credit.

               (z) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain a ratio of Debt to tangible net worth ratio of not greater than 3.0:1.0 at all times during the term of the Letter of Credit.

               (aa) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain a minimum amount of working capital of $8,300,000 at all times during the term of the Letter of Credit. The term "minimum amount of working capital" shall be calculated excluding indebtedness due under this Agreement and the Related Documents, but including required payments under Section 25 of this Agreement, and excluding indebtedness due under the First Reimbursement Agreement, but including required payments under
Section 25 of the First Reimbursement Agreement.

               (bb) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain a current ratio of not less than 1.5:1.0 at all times during the term of the Letter of Credit. The term "current ratio" shall be calculated (i) excluding indebtedness due under this Agreement and the Related Documents, but including, required payments under Section 25 of this Agreement, and (ii) excluding indebtedness due under the First Reimbursement Agreement, but including required payments under Section 25 of the First Reimbursement Agreement.

               (cc) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain a ratio of Debt to total net worth of not greater than 1.0:1.0 at all times during the term of the Letter of Credit.

               (dd) The Company, HEICO and the Subsidiaries of HEICO, on a consolidated basis, shall maintain minimum debt service coverage (as hereinafter defined) of not less than 1.2:1.0 at all times during the term of the Letter of Credit. (Debt service coverage shall mean net profit after taxes and dividends plus non-cash expenses (including, but not limited to, depreciation and amortization, minority interests in consolidated partnerships, deferred income taxes, deferred financing costs and losses from unconsolidated partnerships) divided by the current maturity of long-term debt, and shall be calculated excluding indebtedness due under this Agreement and the Related Documents but including required payments under Section 25 of this Agreement, and excluding indebtedness due under the First Reimbursement Agreement but including required payments under Section 25 of the First Reimbursement Agreement.)

               (ee) The Company may not hereafter grant subordinate or junior liens on any of the collateral securing the Company's obligations hereunder, whether such collateral be real or personal property. (The parties hereto, however, acknowledge the existence of the lien created by the Mortgage Documents, as such term is defined in the SunTrust Bank Loan Agreement.)

               (ff) With respect to management and ownership of HEICO, the Mendelson Reporting Group (as identified in the reports filed with the Security and Exchange Commission) must at all times beneficially own and control, directly or indirectly, at least ten (10%) percent of the issued and outstanding common shares of stock of the HEICO during the term of the Letter of Credit. Laurans A. Mendelson must be employed by HEICO as President and Chief Executive Officer and actively manage HEICO during the term of the Letter of Credit.

               (gg) The Company hereby indemnifies and holds harmless the Bank of and from any and all liability in connection with the payment of any necessary documentary stamp tax and intangible tax (including non-recurring intangible tax) in connection with the Letter of Credit, this Agreement, the Guaranties, the Mortgage and all other Company Documents and Related Documents, which indemnification shall survive repayment of the obligations under this Agreement and expiration of the Letter of Credit. The Company does also authorize the Bank to pay said documentary stamp tax and intangible tax, including without limitation non-recurring intangible tax, from any of Company's accounts with the Bank at any time in the event the Bank deems the same necessary, including any penalties and interest that may be associated therewith.

               (hh) The Company shall provide written notice to the Bank of any default which results in the acceleration of indebtedness owing by Company or any Guarantor in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

               (ii) The Company shall execute and deliver to the Bank such further instruments, provide it with such further data and information and take such further action as the Bank may reasonably request or as may be necessary further to effect the purposes of the Agreement, the Company Documents or the Related Documents.

               (jj) The Company shall cause all of its properties used or useful in the conduct of its business as it relates to the Project to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

               (kk)   The Company shall deliver to the Bank:

               (i) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notice of (A) a Reportable Event (other than a Reportable Event not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject the Company or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

            (ii) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A)s or 4041(c)(1)(A) of ERISA or under Section
        401(a)(29) or 412 of the Code with respect to any Plan;

           (iii) Upon the request of the Bank, (A) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan, or (B) a current statement of withdrawal liability for each Multiemployer Plan.

               (ll) The site of the Project will not in the future be used for the handling, storage, transportation or disposal of Hazardous Materials or toxic materials in contravention of applicable state, federal or local law or regulation. The Company agrees to indemnify, defend, and hold the Bank harmless from and against any loss to the Bank, including without limitation, reasonable attorneys' fees incurred by the Bank as a result of such past, present or future use, handling, storage, transportation or disposal of hazardous or toxic materials, or their presence on the Property in contravention of applicable state, federal or local law or regulation, which indemnification shall survive the repayment of the obligations under this Agreement and the termination or expiration of the Letter of Credit.

               (mm) The Company will comply with the ADA and any and all regulations and guidelines issued thereunder. The Company agrees to indemnify, defend, and hold the Bank harmless from and against any loss to the Bank, including without limitation, reasonable attorneys' fees incurred by the Bank as a result of the Company's noncompliance with the ADA or the failure of the Improvements to comply therewith (unless otherwise exempted thereunder) which indemnification shall survive the repayment of the obligations under this Agreement and the termination or expiration of the Letter of Credit.

               (nn) The Company shall not transfer substantially all of its assets to HEICO-Newco, Inc.

               (oo) So long as no Event of Default has occurred and is continuing, additional Debt, lease obligations and guaranties of the obligations of others by the Company and the Guarantors shall be unrestricted. If an Event of Default shall have occurred, neither the Company nor any of the Guarantors shall incur additional Debt or lease obligations or enter into any guaranties of the obligations of others.

               (pp) The Company and each Guarantor shall provide the Bank with advance written notice of the incurrence by any of them of any recourse obligations or Debt, or the entering into by any of them of any guaranties of the obligations of others, in excess of $250,000 and increments of $100,000 thereafter.

               (qq) If the name of the Company, HEICO-Newco, Inc. or any other Guarantor is changed, the Company will provide the Bank with appropriate executed documentation evidencing such change and protecting all interests of the Bank (including all relevant security interests of Bank) within ten (10) Business Days of such change.

               (rr) The Company shall not elect to purchase Bonds pursuant to
Section 3.08 of the Indenture without the advance written consent of the Bank.

               (ss) The Company shall not (i) replace the Bank's letter of credit securing the 1988 Bonds (other than with another letter of credit issued by the Bank), (ii) terminate the First Reimburse- ment Agreement (other than upon execution of a similar document between the Company and the Bank), or (iii) elect to convert the interest rate on the 1988 Bonds from a floating or adjustable rate to a fixed rate of interest if the effect thereof is that the 1988 Bonds will no longer be secured by a letter of credit issued by the Bank unless (1) the Company elects to convert the interest rate on the Bonds to a fixed rate and terminates this Agreement, or takes some other action the result of which is that this Agreement is terminated, and in each such case all amounts due and owing the Bank hereunder, including all interest, are paid in full, and
(2) all amounts due and owing the Bank under the First Reimbursement Agreement (or any successor document between the Bank and the Company), including all interest, are paid in full and the First Reimbursement Agreement is terminated, and (3) at the option of the Bank, all amounts outstanding under the SunTrust Bank Loan Agreement, including all interest, are repaid in full and the SunTrust Bank Loan Agreement is terminated.

               (tt) The Company shall complete the portion of the Project consisting of interior renovations and roof replacement by July 18, 1997, and shall acquire all equipment or other personalty constituting part of the Project by October 18, 1999.

               The Bank acknowledges that a default under the Second Mortgage or the SunTrust Bank Loan Agreement shall not be a breach of any of the foregoing covenants and therefore shall not constitute an Event of Default hereunder.

               SECTION 7. DISBURSEMENT OF BOND PROCEEDS. The proceeds of the Bonds will be deposited in the Construction Fund created under the Indenture and disbursed only in accordance with the terms of the Indenture and upon approval by the Bank of all requisitions for disbursement. Prior to the Bank granting approval to a requisition from the Construction Fund, the following conditions must be met:

               (a) The Company shall have furnished to the Bank a complete set of plans and specifications for the Project, to the extent the same are available.

               (b) The Company shall have secured and delivered to the Bank, at the Company's expense, lien waivers or other assurances from the Company's contractor, architect, engineer and all subcontractors, materialmen, laborers, or others, including all parties who have served notices to owner, sufficient to assure that the rights of all contractors, subcontractors, architects, engineers, surveyors, sub-subcontractors and materialmen performing any work in connection with the portion of the Project as to which payment of a requisition is requested, or furnishing any services, labor or materials thereto shall be subordinate and inferior to the Mortgage.

               (c) There shall exist no Default or Event of Default under this Agreement, and the Company shall not be in default in any material respect under any other instrument with respect to any indebtedness or obligations owing to the Bank.

               (d) There shall be no eminent domain or other government or judicial action or proceeding, of any nature, pending or threatened against the Project or any part thereof.

               (e) The Bank shall have received the following documents and materials relating to the Project which shall be satisfactory in substance and in form to the Bank:

               (1) copies of all permits necessary for construction of the Project pursuant to the plans and specifications, including any necessary building permits for the Project;

               (2) copies of all construction contracts relating to the Project of all lienors in privity with the Company or HEICO.

               (3) Back-up documentation for the requisition, including invoices for soft costs and equipment and, if applicable, for hard construction costs;

               (4) If requisition covers material pieces of equipment, it must be accompanied by individual invoices and lists of equipment being purchased;

               (5) Unless otherwise waived by the Bank, each requisition for equipment or other personalty shall be accompanied by UCC-1 financing statements naming the Company as debtor and the Bank and the Trustee as secured parties, providing a detailed description of such equipment or other personalty, or filing, at the expense of the Company, with the Florida Secretary of State and in the public records of Broward County, Florida and a UCC-11 search report of the records of the Florida Secretary of State with respect to the Company; and

               (6) such other evidence or back-up documentation as the Bank or the Bank's counsel reasonably deems necessary.

               (f) The Company shall have fully complied with all of the covenants set forth herein; there shall be no breach of the Company's or any Guarantor's representations and warranties set forth herein; each condition to the approval of a requisition shall have been met or waived in writing by the Bank; all of the other terms, provisions and conditions of this Agreement shall have been complied with by the Company and the Guarantors; and the Project shall not have suffered any material damage or loss.

               (g) The portions of the Project for which reimbursement is being requested shall have been constructed in strict compliance with the plans and specifications and the construction thereof and materials used therein shall have been in strict compliance with the plans and specifications and shall have been certified to be so by the Company.

               (h) The Company shall have furnished satisfactory proof to the Bank that the undisbursed proceeds of the Construction Fund will be sufficient to pay all remaining costs and expenses of the Project after taking into account the Company's equity in the Project.

               (i) The Bank shall have received a title insurance policy in form and amount acceptable to the Bank and a survey in form, and with certification, acceptable to the Bank.

               (j) Prior to the final requisition from the Construction Fund, the Bank shall have received (i) a certificate of completion or other similar evidence of completion from the City of Hollywood, Florida for the roof replacement, (ii) a certificate of completion or other similar evidence of completion from the City of Hollywood, Florida related to the interior renovation, (iii) final contractors' affidavits, (iv) final lien waivers and (v) a final owner's affidavit, all in form and substance satisfactory to the Bank.

               Requisitions from the Construction Fund shall be submitted to the Bank for approval no more frequently than once per calendar month.

               The Bank or its representatives may, but shall not be obligated to, make inspections of the Project upon receipt of a request for approval of a requisition for disbursement from the Construction Fund to determine whether the Project conforms to applicable law and regulations and is in compliance with the plans and specifications. Such inspections if made shall be for the sole and exclusive benefit of the Bank and shall not be for the direct or indirect benefit of any other person or party.

               SECTION 8. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder unless waived by the Bank pursuant to Section 10 hereof:

               (a) Subject to the provisions of Section 9 hereof, the Company shall fail to pay when due any amount referred to in Section 2(c)(i) or 2(c)(ii) hereof;

               (b) The Company shall fail to pay when due any other amount referred to in Section 2 hereof, and such failure shall remain unremedied for ten (10) days;

               (c) Any representation or warranty (i) made by the Company pursuant to Section 5 hereof, (ii) contained in any certificate delivered in connection with this Agreement, or (iii) made to the Bank concerning the financial condition or credit worthiness of the Company shall prove to have been false or misleading in any material respect when made;

               (d) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (c) above) and such failure shall continue for thirty
(30) days after notice of such Default shall have been given to the Company by the Bank; provided, however, that no Event of Default shall be deemed to have occurred under this subsection (d) if, in the reasonable opinion of the Bank, corrective action has been instituted by the Company within the thirty-day period after notice of default has been given to the Company and in being diligently pursued; provided, however, that the additional period for pursuit of such corrective action shall in no event exceed thirty (30) days beyond the expiration of the thirty-day period following notice from the Bank to the Company;

               (e) The obtaining by any Person of an order or decree in any court of competent jurisdiction enjoining or prohibiting the

Company or the Bank or either of them from consummating the transactions contemplated by this Agreement;

               (f) An "Event of Default" (as defined in the Indenture) shall have occurred and be continuing under the Indenture;

               (g) An "Event of Default" (as defined in the Loan Agreement) shall have occurred and be continuing under the Loan Agreement;

               (h) Any payment obligation of the Company included in this Agreement or any Guarantor under a Guaranty shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, a Guarantor or any governmental agency or authority or the Company or any Guarantor shall deny, in whole or in part, that it has any or further liability or obligation under this Agreement or a Guaranty;

               (i) The Company or any one or more of the Guarantors shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or of any of its property; (ii) admit in writing its inability to pay its debts as they mature or generally fail to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation alleged in a petition filed against it in any proceeding under any such law; or
(vi) take any corporate action for the purpose of effecting any of the foregoing;

               (j) An order, judgment or decree shall be entered against the Company or any Guarantor, without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of the Company or a Guarantor or Guarantors, or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days from the date of entry thereof;

               (k) Final judgments, excluding claims covered by insurance, for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, shall be rendered against the Company or any Guarantor and/or Guarantors, and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed, provided that a judgment shall be deemed "final" only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed have been determined adversely to it (however, a final judgment entered in favor of Bank incident to a default under the Second Mortgage or the SunTrust Bank Loan Agreement, or any document, instrument or agreement executed in connection therewith, shall not be an Event of Default under this subparagraph);

               (l) There shall be any material adverse change in the financial condition of the Company and the Guarantors, taken as a whole;

               (m) Any moneys, deposits or other property of the Company or any Guarantor, now or hereafter on deposit with, or in the possession or under control of the Bank, shall be attached or become subject to distraint proceedings or any order or process of court, unless the same is either dismissed or transferred to bond in accordance with applicable law, within thirty (30) days of commencement;

               (n) Any permits or licenses, the absence of which would have a material adverse effect on the business of the Company and the Guarantors, taken as a whole, are suspended or revoked;

               (o) The Company or any one or more of the Guarantors shall default and fail to make payment of principal or interest on any of their indebtedness owed to third parties (other than the Bank) beyond any applicable period of grace with respect thereto (if any), or fail in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default or failure is to cause or permit the holder or holders of such obligation to accelerate the maturity thereof and has a material adverse affect on the business of the Company and the Guarantors, taken as a whole;

               (p) The Company shall agree to entering into an indenture or indentures supplemental to the Indenture without the written consent of the Bank or shall agree to any amendment, change or modification of the Loan Agreement without the consent of the Bank;

               (q) The Company shall default under, or fail to timely perform any of its obligations under, the Environmental Indemnity or the ADA Indemnity; or

               (r) An "Event of Default" shall occurred be continuing under the First Reimbursement Agreement.

               Notwithstanding the foregoing or any other provision of this Agreement, the Mortgage or any other Related Document to the contrary, default under the Second Mortgage or the SunTrust Bank Loan Agreement and/or any document, instrument or agreement executed in conjunction therewith shall not constitute an Event of Default under the Mortgage, this Agreement or any Related Document.

               The Company acknowledges and confirms that an Event of Default hereunder shall constitute a breach of and default under the First Reimbursement Agreement, the Second Mortgage and the SunTrust Bank Loan Agreement.

               SECTION 9.  RIGHTS AND REMEDIES.

               (a) DEFAULTS UNDER THIS AGREEMENT. Notwithstanding any provision hereof to the contrary, upon the occurrence and during the continuance of an Event of Default hereunder, the Bank, in its sole discretion, may do any or all of the following:

               (i) send notice and a request to accelerate to the Trustee under
        Section 9.01 of the Indenture, whereupon the Trustee shall immediately declare the Bonds to be immediately due and payable and an amount equal to the amount drawn under the Letter of Credit in connection with such declaration shall become immediately due and payable by the Company without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company; and

            (ii) in the event that an Event of Default hereunder may be cured by the Bank by the payment of money, the Bank is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all amounts held on deposit in the Cash Collateral Account against any and all of the obligations of the Company now or hereafter existing hereunder, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured, and without waiving any other right that the Bank may have against the Company; and

           (iii) exercise any rights and remedies available to it by law or under this Agreement, the Mortgage or the Guaranties or any of them or under any other Related Document.

               (b) DEFAULTS UNDER RELATED DOCUMENTS. The Bank may cure a default by the Company under any of the Related Documents or Company Documents that may be cured by the payment of money; provided, however, that nothing contained herein shall obligate the Bank to cure such default and no such payment shall be deemed to constitute a waiver of any right of the Bank against the Company in respect of such default. All sums so paid shall be for the account of the Company, and the Company shall reimburse the Bank for all such sums on demand therefor, with interest at the Interest Rate from the date of such advance by the Bank until the date of reimbursement.

               (c) RIGHT TO ADVANCE OR POST FUNDS. In the event of any default or event of default under any of the Related Documents or Company Documents, or if the Bank at any time in good faith determines that an event or condition exists which could endanger, in its reasonable opinion, the Project or impede the fulfillment or satisfaction of any condition or term of this Agreement or any of the Company Documents or Related Documents, the Bank may cure such default or event of default, or advance funds for the account of the Company to correct such event or condition, in such manner as the Bank deems proper, without prejudice to the Company's rights, if any, to recover such funds from the party to whom paid. Such advances may be pursuant to such agreements as the Bank deems proper, and may include agreements to indemnify a title insurer against possible assertion of lien claims or to pay disputed amounts to contractors if the Company is unable or unwilling to pay them. All sums so advanced by the Bank to cure any such default or event of default or to correct any such event or condition, or which are agreed to be paid pursuant to any such agreement, shall be for the account of the Company, shall be reimbursed to the Bank by the Company upon demand (with interest at the Interest Rate from the date of such advance by the Bank until the date of reimbursement). Nothing in this Agreement shall be construed as imposing under any circumstances any obligation upon the Bank to cure any Default or Event of Default of the Company under this Agreement or default or event of default under any of the Related Documents or Company Documents, or otherwise to perform any of the Company's obligations hereunder or thereunder.

               (d) REMEDIES ARE CUMULATIVE. All remedies of the Bank provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in any document or by law. The exercise of any rights of the Bank hereunder shall not in any way constitute a cure or waiver of a Default hereunder or elsewhere, or invalidate any act done pursuant to any notice of Default, or prejudice the Bank in the exercise of any of its other rights hereunder or elsewhere, or invalidate any act done pursuant to any notice of Default, or prejudice the Bank in the exercise of any of its other rights hereunder or elsewhere unless, in the exercise of said rights, the Bank realizes all amounts owed to it hereunder and under any other document.

               SECTION 10. WAIVERS, ETC. No waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               SECTION 11. ADDRESSES FOR NOTICES. Any notice shall be conclusively deemed to have been received by either party hereto and be effective on the day on which delivered to such party at the address set forth below or such other address as Such party shall specify to the other party in writing, or if sent prepaid by certified or registered mail or by telegram or telex (where the receipt of such message is verified by return) on the third Business Day after the day mailed (or sent), addressed to such party at said address:

        (a)    if to the Company:

               HEICO Aerospace Corporation
               3000 Taft Street
               Hollywood, Florida 33021
               Attention: Treasurer

        With a copy to:

               Richard Morrison, Esq.
               Weil, Gotshal & Manges LLP
               Suite 2100
               701 Brickell Avenue
               Miami, Florida 33131

        (b)    if to the Bank:

               SunTrust Bank, South Florida, National Association
               501 East Las Olas Boulevard
               Fort Lauderdale, FL 33301
               Attention:  Corporate Banking Division

               SECTION 12. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or otherwise preclude enforcement of any of its rights and remedies; nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right. The Bank need not resort to any particular right or remedy before exercising or enforcing any other. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 13. INDEMNIFICATION.. The Company shall indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by the Company or any other person or entity whatsoever) by reason of or in connection with (a) any breach by the Company of any representation, warranty or covenant contained in the Agreement or contained in any certificate by the Company delivered hereunder; and (b) the execution and delivery or transfer to a successor beneficiary of, or payment or failure to pay under, the Letter of Credit, provided, however, that the Company shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, directly caused by (i) the willful misconduct or gross negligence of the

Bank in determining whether a sight draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee or a successor beneficiary of a sight draft or certificate strictly complying with the terms and conditions of the Letter of Credit. The indemnification in this Section 13 is in addition to the Company's reimbursement and payment obligations contained in Section 2 hereof and in addition to any other indemnities contained herein.

               SECTION 14. CONTINUING OBLIGATION. This Agreement is a continuing obligation and shall (a) be binding upon the Bank and the Company and their respective successors, transferees and assigns, and (b)inure to the benefit of and be enforceable by the Bank and the Company and their respective successors, transferees and assigns; provided, however, that the Company may not assign or transfer all or any part of this Agreement without the prior written consent of the Bank.

               SECTION 15. TRANSFER OF LETTER OF CREDIT. The Letter of Credit may be transferred or assigned without the consent of the Bank, but only to a successor Trustee under the terms of the Indenture.

               SECTION 16. LIABILITY OF THE BANK. The Company assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit; provided, however, this assumption with respect to the Bank is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the Trustee at law or under any other agreement. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any transferee of the Letter of Credit in connection therewith; (b) the form, validity, sufficiency, accuracy genuineness or legal effect of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (c) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (d) failure of the Trustee to comply fully with conditions required in order to draw upon the Letter of Credit; (e) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (f) errors in interpretation of technical terms; (g) any loss or delay in the transmission or otherwise of any document or draft required in order to make a draw under the Letter of Credit or of proceeds thereof; (h) any consequences arising from causes beyond the control of the Bank; (i) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (j) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, anything in the preceding clauses to the contrary notwithstanding, the Company shall have a claim against the Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were directly caused by the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit after the presentation to it by the Trustee (or a successor beneficiary to whom the Letter of Credit has been transferred in accordance with its terms and the terms of this Agreement) of a sight draft and certificate and any other documents or instruments expressly required by the Letter of Credit strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any, notice or information to the contrary. Subject to the foregoing, the determination of whether a draft has been presented under the Letter of Credit prior to the Expiration Date or whether a draft drawn under the Letter of Credit or any accompanying document or instrument is in proper and sufficient form shall be made by the Bank in its sole discretion, which determination shall be conclusive and binding upon the Company. The Company hereby waives any right to object to any payment made under the Letter of Credit against a draft with accompanying documents in the forms provided for in the Letter of Credit but varying in punctuation, capitalization, spelling or similar matters of form.

               SECTION 17. GOVERNING LAW. All documents executed pursuant to the transactions contemplated herein, including without limitation this Agreement and the Letter of Credit shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Florida, without regard to principles of conflicts of laws. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR PURPOSES OF RESOLVING DISPUTES HEREUNDER AND THEREUNDER OR FOR THE PURPOSES OF COLLECTION. THE COMPANY HEREBY AGREES THAT THE FEDERAL AND STATE COURTS IN BROWARD COUNTY, FLORIDA ARE A CONVENIENT FORUM AND AGREES NOT TO RAISE AS A DEFENSE THAT SUCH COURTS ARE NOT A CONVENIENT FORUM.

               SECTION 18. ASSIGNMENT BY THE BANK. The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement without the prior consent of the Company.

               SECTION 19. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               SECTION 20. FURTHER ASSURANCES. The Company agrees to do such further acts and things and to execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

               SECTION 21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties made in this Agreement and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of the Letter of Credit hereunder until any and all sums payable under this Agreement have been paid in full.

               SECTION 22. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               SECTION 23. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on.separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

               SECTION 24. TIME. Time is of the essence of this Agreement, and each and every provision hereof in which time is an element.

               SECTION 25.  SECURITY AND CASH COLLATERAL ACCOUNT.

               (a) Company and Bank hereby confirm that an account entitled "Yield Restricted Cash Collateral Account/HEICO Aerospace Corporation (the "Cash Collateral Account") has been established under the Custodial Agreement by Company with SunTrust Bank, Central Florida National Association, a national banking association having its principal corporate trust office at 225 East Robinson Street, Suite 250, Orlando, Florida 32801 as custodian for the benefit of the Bank (the "Custodian"), in the name of Company as security for Company's obligations under this Agreement. Company shall have no authority to withdraw any amounts from the Cash Collateral Account and only Bank shall have such authority in connection with the same. Company hereby agrees that any deposits into or withdrawals from the Cash Collateral Account now or hereafter directed by Bank in accordance with the terms of this Agreement are authorized by Company; however, Company acknowledges that Company has no right to direct such transfers at any time.

               (b) Company agrees to deposit into the Cash Collateral Account the sum of $15,625 on the first day of October, 2000, and a like amount on the first day of each month thereafter during the remaining term of the Letter of Credit.

               (c) The parties acknowledge that the funds held in the Cash Collateral Account will be invested by Custodian in its corporate trust department securities accounts, in accordance with the written instructions from Bond Counsel delivered to Bank contemporaneously herewith (the "Tax Letter") and in accordance with written instructions delivered by Company to Bank and Custodian, from time to time, consistent with the terms of the Tax Letter. The Company acknowledges that the Tax Letter is being delivered to Bank so that the return on investments made on the funds in the Cash Collateral Account will not render the Bonds "arbitrage bonds" within the meaning of the applicable sections of the Code, and applicable regulations promulgated thereunder. Company will not give Bank written instructions directing the Bank to make investments which are contrary to the instructions set forth in the Tax Letter and Company agrees to indemnify and hold harmless Bank of and from any and all liability arising from a determination that the Bonds are "arbitrage bonds" by virtue of the return on the funds deposited in the Cash Collateral Account, so long as Bank makes the investments in accordance with Company's written instructions. All investment earnings on the Cash Collateral Account shall be retained therein.

               (d) As collateral security for the Payment Obligations, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, Company hereby assigns, pledges and transfers to Bank all of its rights, title and interest in and to the Cash Collateral Account and all sums now or hereafter on deposit in or payable or withdrawable from said Cash Collateral Account and any interest accrued or payable thereon. Upon an Event of Default, Bank shall have the full and irrevocable right, power and authority to demand, collect, withdraw, receipt for or sue for all amounts due, to become due and payable hereunder from the Cash Collateral Account and at Bank's discretion take any other action, including the transfer of said Cash Collateral Account to Bank's own name, which Bank deems necessary or appropriate to preserve or protect the security interests of Bank in the Cash Collateral Account and to apply the same to pay all or any amounts due hereunder. Upon an Event of Default, Bank shall have all of the rights and remedies provided by Section 9 hereof and applicable law. Company agrees to execute a UCC-1 Financing Statement stating that the Cash Collateral Account and the investments held therein are "general intangibles" or "instruments" within the meaning of Article 9 of the Florida Uniform Commercial Code, to be filed with the Secretary of State. Notwithstanding the foregoing or anything to the contrary herein, however, the Bank shall not withdraw funds from the Cash Collateral Account to make payments of draws under the Letter of Credit but may apply such funds to reimburse itself for amounts due the Bank hereunder after the occurrence of an Event of Default.

               (e) Upon the expiration or termination of the Letter of Credit and payment in full of the Payment Obligations and all other amounts payable hereunder, as acknowledged in writing to the Custodian by the Bank, all funds held in the Cash Collateral Account, together with all interest and earnings thereon then remaining on deposit in the Cash Collateral Account, shall be returned to Company.

               (f) Upon the request of the Bank, the Company shall, at the expense of the Company, execute and deliver a UCC-1 financing statement to be filed in the office of the Florida Secretary of State naming the Company as debtor and the Bank as secured party, providing a description of the Cash Collateral Account as follows: "All moneys held in the Yield Restricted Cash Collateral Account/HEICO Aerospace Corporation created pursuant to that certain Custodial Agreement dated as of October 1, 1996, by and among Debtor, Secured Party and SunTrust Bank, Central Florida, National Association, as custodian, and any additions to, renewals, reinvestments, substitutions and proceeds thereof."

               SECTION 26. WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED OR TO BE EXECUTED IN CONJUNCTION HEREWITH, UNDER ANY OF THE COMPANY DOCUMENTS OR RELATED DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE BANK IN ACCEPTING THIS AGREEMENT AND THAT THE BANK WOULD NOT HAVE ACCEPTED THIS AGREEMENT WITHOUT THIS JURY TRIAL WAIVER AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers and authorized representatives thereunto duly authorized as of the date first above written.


Signed, sealed and                          HEICO AEROSPACE CORPORATION,
delivered in the                            a Florida corporation
presence of:



_________________________                   By _____________________________
                                            Its_____________________________

_________________________
                                                         (SEAL)


                                            SUNTRUST BANK, SOUTH FLORIDA,
                                             NATIONAL     ASSOCIATION

(SEAL)                                      By ______________________________
                                            Its______________________________

                          IRREVOCABLE LETTER OF CREDIT

               SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION
                     501 East Las Olas Boulevard, 7th Floor
                          Ft. Lauderdale, Florida 33301

                                                               October 18, 1996

IRREVOCABLE LETTER OF CREDIT NO. F070279

SunTrust Bank, Nature Coast, as Trustee
225 E. Robinson Street, Suite 250
Orlando, Florida  32801

Attention:  Corporate Trust Department

               At the request and on the instructions of our customer, HEICO Aerospace Corporation, a Florida corporation (the "Company"), we hereby establish in your favor, as Trustee under the Indenture of Trust, dated as of October 1, 1996 (the "Indenture") between Broward County, Florida (the "Issuer") and you pursuant to which $3,500,000 in aggregate principal amount of the Issuer's Industrial Development Revenue Bonds (HEICO Aerospace Corporation Project), Series 1996 (the "Bonds") may be issued, this Irrevocable Letter of Credit in the initial amount of $3,563,195 (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount") of which (i) an amount not exceeding $3,500,000 (as reduced from time to time in accordance with the terms hereof (the "Principal Component"), may be drawn upon with respect to payment of the unpaid principal amount or the portion of Purchase Price corresponding to principal of the Bonds, and (ii) an amount not exceeding $63,195 (as reduced from time to time in accordance with the terms hereof, the "Interest Component") may be drawn upon with respect to payment of interest accrued or the portion of Purchase Price corresponding to interest accrued on the Bonds on or prior to their stated maturity date, effective immediately and expiring on October 16, 2001, unless terminated earlier in accordance with the provisions hereof or unless otherwise renewed or extended. All drawings under this Letter of Credit will be paid with our own funds.

               Funds under this Letter of Credit will be made available to you against receipt by us of the following items at the time required below: (A) if the drawing is being made with respect to the payment of the portion of the Purchase Price of Bonds delivered to the Tender Agent (as defined in the Indenture) pursuant to Section 2.02(c), 3.08, 4.01, 4.02 or 4.04 of the Indenture, corresponding to the principal thereof (an "A Drawing"), receipt by us of your written certificate in the form of Exhibit A attached hereto appropriately completed and signed by an Authorized Officer; (B) if the drawing is being made with respect to the payment of principal of the Bonds (a "B Drawing"), receipt by us of your written certificate in the form of Exhibit B attached hereto appropriately completed and signed by an Authorized Officer; and
(C) if the drawing is being made with respect to the payment of interest, or the portion of Purchase Price corresponding to interest, on the Bonds (a "C Drawing"), receipt by us of your written certificate in the form of Exhibit C attached hereto appropriately completed and signed by an Authorized Officer. Presentation of such certificate(s) shall be made at our office located at SunTrust Bank, South Florida, National Association, c/o SunTrust International Services, Inc., 25 Park Place, 16th Floor-3706, Atlanta, Georgia 30303, or at any other office which may be designated by us by written notice delivered to you.

               If a drawing is made by you hereunder at or prior to 4:00 P.M., New York City time, on a Business Day, and provided that the requirements set forth above have been strictly satisfied and that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified in immediately available funds, not later than 12:00 Noon, New York City time, on the next succeeding Business Day or not later than 12:00 Noon, New York City time, on such later Business Day as you may specify. If requested by you, payment under this Letter of Credit will be made by deposit of immediately available funds into a designated account that you maintain with us. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so. As used herein, the term "Business Day" shall mean a day on which you, SunTrust Bank, South

Florida, National Association, and banks located in Orlando, Florida, Fort Lauderdale, Florida and Atlanta, Georgia are required or permitted by law to be open for the purpose of conducting a banking business.

               Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as provided in the next paragraph. Subject to the preceding sentence, each "A Drawing" and each "B Drawing" honored by the Bank hereunder shall PRO TANTO reduce the Principal Component, and each "C Drawing" honored by the Bank hereunder shall PRO TANTO reduce the Interest Component; any such reduction shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount of such principal and/or interest on the Bonds or the payment of Purchase Price corresponding thereto.

               Upon release by us or on our behalf of any "Pledged Bonds" (as defined in the Indenture), the Principal Component shall be reinstated automatically by the principal amount of such Pledged Bonds. In addition, (i) if you shall not have received, within ten Business Days after any payment in respect of a "C Drawing", written notice from us that an Event of Default under the SunTrust Bank Reimbursement Agreement dated as of October 1, 1996 by and between the Company and us has occurred and is continuing, the Interest Component shall be reinstated automatically, as of the close of business on such tenth Business Day (unless the Interest Component previously has been reinstated with respect to such "C Drawing"), by the amount of such "C Drawing" and (ii) upon the release by us or on our behalf of any Pledged Bonds, the Interest Component shall be reinstated automatically by the amount of the "C Drawing" made to pay the portion of the Purchase Price corresponding to interest on such Pledged Bonds (unless the Interest Component previously has been reinstated with respect to such "C Drawing"); provided, however, that in no event shall the Interest Component be reinstated to an amount in excess of 50 days' interest (such amount computed as set forth in the second succeeding paragraph) on the sum of the then applicable Principal Component plus the aggregate principal amount of any Pledged Bonds.

               Only you or your successor as Trustee may make a drawing under this Letter of Credit. Upon the payment to you, to your designee or to your account of the amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of principal of, Purchase Price of, or interest on, any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

               This Letter of Credit applies only to the payment of principal or the portion of Purchase Price of the Bonds corresponding to principal, and up to 50 days' interest accruing on the Bonds (computed at a rate of 13% per annum), from the Date of Issuance through the Termination Date (computed on the basis of (i) actual days elapsed in a 365- or 366-day year, as the case may be, so long as the Interest Period is one week or one month in duration, and (ii) a 360-day year comprised of twelve 30-day months, so long as the Interest Period is three months or six months in duration, and does not apply to any interest that may accrue thereon or any principal, premium or other amounts which may be payable with respect to the Bonds subsequent to the expiration of this Letter of Credit.

               Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder, (ii) receipt of a certificate signed by an Authorized Officer and a duly authorized officer of the Company stating that:
"(a) the conditions precedent to the acceptance of a Substitute Letter of Credit (as defined in the Indenture) have been satisfied, (b) the Trustee has accepted the Substitute Letter of Credit and (c) on the effective date of the Substitute Letter of Credit, and after receipt by SunTrust Bank, South Florida, National Association of this certificate, SunTrust Bank, South Florida, National Association Irrevocable Letter of Credit No. F070279 shall terminate," (iii) receipt of a certificate signed by an Authorized Officer stating that no Bonds remain Outstanding (as defined in the Indenture), (iv) fifteen days after the Conversion Date (as defined in the Indenture), and (v) the stated expiration date hereof, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

               Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at SunTrust Bank, South Florida, National Association, c/o SunTrust International Services, Inc., 25 Park Place, 16th Floor-3706, Atlanta, Georgia 30303, specifically referring thereon to this Letter of Credit by number.

               We agree to issue a substitute letter of credit to any successor trustee (and to successively replace any such substitute letter of credit) upon the return to us for cancellation of the original of the letter of credit to be replaced, accompanied by a request relating to such letter of credit, which (i) shall be substantially in the form of Exhibit D attached hereto with the blanks appropriately completed, (ii) shall be signed by an Authorized Officer,
(iii) shall specify where indicated therein the same letter of credit number as the number of the letter of credit to be replaced and (iv) shall state the name and address of the successor trustee. Each substitute letter of credit will be in substantially the form of this Letter of Credit except for the date and letter of credit number.

               As used herein (a) "Authorized Officer" shall mean any person signing as one of your Vice Presidents, Assistant Vice Presidents, Trust Officers or Assistant Trust Officers; and (b) all other capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the above-mentioned Indenture.

               This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificate(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s).

               This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of Florida and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

                                        Very truly yours,

                                        SUNTRUST BANK, SOUTH FLORIDA,
                                         NATIONAL ASSOCIATION

                                        By:____________________________________
                                        Title:


                                        By:____________________________________
                                        Title:

                                                                      EXHIBIT A

                           CERTIFICATE FOR "A DRAWING"

                                                                         [Date]

SunTrust Bank, South Florida,
 National Association
c/o SunTrust International Services, Inc.
25 Park Place, 16th Floor-3706
Atlanta, Georgia  30303

RE:  IRREVOCABLE LETTER OF CREDIT NO. F070279

               The undersigned, a duly authorized officer of SunTrust Bank, Nature Coast (the "Trustee"), hereby certifies to SunTrust Bank, South Florida, National Association (the "Bank") that:

               (1) The undersigned is the Trustee under the Indenture (as hereinafter defined) for the holders of the Bonds.

               (2) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $___________ with respect to payment of the portion of the purchase price of Bonds corresponding to the principal amount thereof, which Bonds are to be purchased pursuant to Section [2.02(c)] [3.08] [4.01] [4.02] or [4.04] of the Indenture (as hereinafter defined).

               (3) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the portion of the Purchase Price of Bonds corresponding to the principal amount thereof.

               (4) The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds.

               (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the purchase of Bonds pursuant to the Indenture (as hereinafter defined) and, upon receipt of written request by the Bank, will cause the Tender Agent to deliver to the Bank Pledged Bonds in an aggregate principal amount equal to the amount demanded hereby (together with any and all due bills for interest due on the next succeeding interest payment date delivered pursuant to Section 4.04 of the Indenture (as hereinafter defined) in respect of such Pledged Bonds), (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

               (6) With respect to any drawing hereunder pursuant to Section
        3.08 of the Indenture, the undersigned certifies that the Trustee has received a copy of your written consent to the purchase of Bonds pursuant to said Section 3.08.

               Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of October 1, 1996 between Broward County, Florida and the undersigned, as Trustee (the "Indenture").

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of ___________, ___.

                                           SUNTRUST BANK, NATURE COAST,
                                           as Trustee


                                           By:_________________________________
                                           Title:

                                                                      EXHIBIT B

                           CERTIFICATE FOR "B DRAWING"

                                                                         [Date]

SunTrust Bank, South Florida,
 National Association
c/o SunTrust International Services, Inc.
25 Park Place, 16th Floor-3706
Atlanta, Georgia  30303

RE:  IRREVOCABLE LETTER OF CREDIT NO. F070279

               The undersigned, a duly authorized officer of SunTrust Bank, Nature Coast (the "Trustee"), hereby certifies to SunTrust Bank, South Florida, National Association (the "Bank") that:

               (1) The undersigned is the Trustee under the Indenture (as hereinafter defined) for the holders of the Bonds.

               (2) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $_________ with respect to the payment of principal of the Bonds, which amount has, or will, on the Business Day immediately following the date hereof, become due and payable pursuant to the Indenture (as hereinafter defined), upon maturity or as a result of acceleration or redemption of the Bonds.

               (3) The amount demanded hereby does not include any amount in respect of the principal amount of any Pledged Bonds.

               (4) The amount demanded hereby, together with the aggregate of all prior payments made pursuant to "B Drawings" under the above-referenced Letter of Credit, does not exceed $_________.

               (5) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the principal of the Bonds.

               (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the Bonds pursuant to the Indenture (as hereinafter defined), (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

               Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of October 1, 1996 between Broward County, Florida and the undersigned, as Trustee (the "Indenture").

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ______ day of _________, ____.



                                            SUNTRUST BANK, NATURE COAST,
                                            as Trustee


                                            By:________________________________
                                            Title:

                                                                      EXHIBIT C

                           CERTIFICATE FOR "C DRAWING"

                                                                         [Date]

SunTrust Bank, South Florida,
 National Association
c/o SunTrust International Services, Inc.
25 Park Place, 16th Floor-3706
Atlanta, Georgia  30303

RE:  IRREVOCABLE LETTER OF CREDIT NO. F070279

               The undersigned, a duly authorized officer of SunTrust Bank, Nature Coast (the "Trustee"), hereby certifies to SunTrust Bank, South Florida, National Association (the "Bank") that:

               (1) The undersigned is the Trustee under the Indenture (as hereinafter defined) for the holders of the Bonds.

               (2) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $___________ with respect to payment of [the portion of the purchase price of $___________ in principal amount of the Bonds corresponding to the accrued interest thereon, which Bonds are to be purchased pursuant to Section 3.08 or 4.04 of the Indenture (as hereinafter defined) [interest on the Bonds, which amount has accrued and become due and payable pursuant to the Indenture (as hereinafter defined), upon a stated interest payment date or as a result of acceleration or redemption of the Bonds]1 [interest on the Bonds, which has accrued or will accrue during the calendar month for which this drawing is being submitted, less, with respect to the final drawing of the Interest Period (as defined in the Indenture, as that term is hereinafter defined), investment earnings (if any) on any previous amounts drawn under the Letter of Credit, which investment earnings are on deposit in the Letter of Credit Account of the Bond Fund]2.

               (3) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of interest on the Bonds.

               (4) The amount demanded hereby does not include any amount in respect of the interest on any Pledged Bonds.

               (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the [interest owing on account of the Bonds pursuant to the Indenture (as hereinafter defined)] [portion of the Purchase Price of Bonds pursuant to Section 3.08 or 4.04, as applicable, of the Indenture (as hereinafter defined) corresponding to accrued interest thereon], (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

--------
        1    For use when Interest Period (as defined in Indenture) is seven days days one month in duration.

        2    For use when Interest Period is three months or six
        months in duration.

               (6) With respect to any drawing hereunder pursuant to Section
        3.08 of the Indenture, the undersigned certifies that the Trustee has received a copy of your written consent to the purchase of Bonds pursuant to said Section 3.08.

               Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of October 1, 1996 between Broward County, Florida and the undersigned, as Trustee (the "Indenture").

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________, ____.


                                        SUNTRUST BANK, NATURE COAST,
                                        as Trustee



                                        By:___________________________________
                                        Title:

                                                                      EXHIBIT D

                INSTRUCTION TO ISSUE SUBSTITUTE LETTER OF CREDIT

                                                                         [Date]

SunTrust Bank, South Florida,
 National Association
c/o SunTrust International Services, Inc.
25 Park Place, 16th Floor-3706
Atlanta, Georgia  30303

RE:  IRREVOCABLE LETTER OF CREDIT NO. F070279

Ladies and Gentlemen:

               Reference is made to (i) the above-referenced letter of credit (the "Old Letter of Credit") and (ii) the Indenture of Trust dated as of October 1, 1996 (the "Indenture") between Broward County, Florida and us.

               [Name and address of successor trustee] (the "Successor Trustee") has been appointed successor trustee under the Indenture. The Successor Trustee has been properly appointed and qualified pursuant to Article X of the Indenture. You are hereby requested to issue, in accordance with the terms of the Old Letter of Credit, a new letter of credit to the Successor Trustee having the same terms and providing for the same Stated Amount as the Old Letter of Credit.

               We submit herewith for cancellation the original of the Old Letter of Credit.

               The individual signing below on our behalf hereby represents that he or she is duly authorized to so sign on our behalf.

                                         Very truly yours,

                                         SUNTRUST BANK, NATURE COAST,
                                          as Trustee


                                         By:___________________________________
                                         Title:




                                       D-1